Exhibit 99.2

Index of Financial Statements

Royal Purple, Inc. audited financial statements:

Report of Briggs & Veselka Co., Independent Auditors	2
Balance sheets as of December 31, 2011 and 2010	3
Statements of operations for the years ended December 31, 2011, 2010 and 2009	4
Statements of changes in stockholders’ equity for the years ended December 31, 2011, 2010 and 2009	5
Statements of cash flows for the years ended December 31, 2011, 2010 and 2009	6
Notes to audited financial statements	7

Royal Purple, Inc. unaudited financial statements:

Balance sheets as of March 31, 2012 (unaudited) and December 31, 2011 (audited)	13
Unaudited statements of operations for the three months ended March 31, 2012 and 2011	14
Unaudited statements of changes in stockholders’ equity for the three months ended March 31, 2012 and 2011	15
Unaudited statements of cash flows for the three months ended March 31, 2012 and 2011	16
Notes to unaudited financial statements	17

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Royal Purple, Inc.

Porter, Texas

We have audited the accompanying balance sheets of Royal Purple, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Purple, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Briggs & Veselka Co.

Houston, Texas

March 30, 2012 (except for Note 9 which is dated June 5, 2012)

ROYAL PURPLE, INC.

BALANCE SHEETS

	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$20,013,989	$14,428,267
Accounts receivable
Trade, net of allowance of $141,206 and $125,000, respectively	14,213,833	8,482,612
Other	—	49,482
Inventories	12,950,829	11,027,693
Due from related parties	2,852,355	2,927,934
Prepaid expenses	1,138,734	754,023

Total current assets	51,169,740	37,670,011
Property, plant, and equipment, net	8,138,880	6,624,625
Intangible assets, net	393,378	421,644
Deposits	13,108	13,108

TOTAL ASSETS	$59,715,106	$44,729,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,206,608	$853,276
Accrued liabilities	2,209,158	986,390
Short-term debt	522,996	—
Current portion of long-term debt	567,673	906,332
Note payable to stockholder	350,000	350,000

Total current liabilities	5,856,435	3,095,998
Long-term debt, net of current portion	2,017,154	1,763,136

Total liabilities	7,873,589	4,859,134

Commitments and contingencies	—	—

Stockholders’ equity
Common stock – no par value; 25,000,000 shares authorized; 15,035,000 and 15,015,000 shares issued and 14,980,000 and 14,960,000 shares outstanding at December 31, 2011 and 2010, respectively	—	—
Additional paid-in capital	15,155,550	15,105,750
Retained earnings	36,795,611	24,874,148

	51,951,161	39,979,898
Less: cost of 55,000 shares of common stock held in treasury	(109,644)	(109,644)

Total stockholders’ equity	51,841,517	39,870,254

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,715,106	$44,729,388

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2011	2010	2009
Net sales	$109,504,116	$86,807,520	$72,567,288
Cost of sales	55,340,247	45,013,422	38,571,480

Gross profit	54,163,869	41,794,098	33,995,808

Operating expenses
Selling expenses	18,760,749	16,351,357	12,714,579
General and administrative expenses	7,163,743	5,110,204	5,012,930
Research and development expenses	980,270	1,047,801	881,772

Total operating expenses	26,904,762	22,509,362	18,609,281

Income from operations	27,259,107	19,284,736	15,386,527

Other income (expense)
Interest income	27,647	24,420	39,784
Interest expense	(211,293)	(234,546)	(272,398)
Other income	16,023	1,790	16,276

Total other expense, net	(167,623)	(208,336)	(216,338)

Income before state taxes	27,091,484	19,076,400	15,170,189

State taxes	162,480	94,716	65,289

NET INCOME	$26,929,004	$18,981,684	$15,104,900

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Total Stockholders’ Equity
BALANCE AT JANUARY 1, 2009	14,875,000	$14,945,300	$13,375,291	$(109,644)	$28,210,947

Common shares issued	45,000	79,650	—	—	79,650

Stockholders’ distributions	—	—	(10,518,312)	—	(10,518,312)

Net income	—	—	15,104,900	—	15,104,900

BALANCE AT DECEMBER 31, 2009	14,920,000	15,024,950	17,961,879	(109,644)	32,877,185

Common shares issued	40,000	80,800	—	—	80,800

Stockholders’ distributions	—	—	(12,069,415)	—	(12,069,415)

Net income	—	—	18,981,684	—	18,981,684

BALANCE AT DECEMBER 31, 2010	14,960,000	15,105,750	24,874,148	(109,644)	39,870,254

Common shares issued	20,000	49,800	—	—	49,800

Stockholders’ distributions	—	—	(15,007,541)	—	(15,007,541)

Net income	—	—	26,929,004	—	26,929,004

BALANCE AT DECEMBER 31, 2011	14,980,000	$15,155,550	$36,795,611	$(109,644)	$51,841,517

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities
Net income	$26,929,004	$18,981,684	$15,104,900
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,057,092	879,103	804,995
Bad debt expense	470,442	12,911	(71,331)
Gain on disposal of fixed assets	—	—	5,000
Stock grant compensation expense	49,800	80,800	79,650
Change in operating assets and liabilities:
Accounts receivable – trade	(6,152,181)	424,024	840,280
Accounts receivable – other	—	185,827	(145,761)
Inventories	(1,923,136)	(2,924,037)	2,489,703
Prepaid expenses	196,395	(126,661)	34,959
Deposits	—	—	1,000
Accounts payable	1,353,332	(1,322,664)	547,670
Accrued liabilities	1,222,768	314,767	(37,378)

Net cash from operating activities	23,203,516	16,505,754	19,653,687

Cash flows from investing activities
Advances (to) from related parties	75,579	(910,748)	693,009
Acquisition of property, plant and equipment	(2,543,081)	(1,520,641)	(963,667)
Acquisition of intangible assets	—	(424,000)	—

Net cash from investing activities	(2,467,502)	(2,855,389)	(270,658)

Cash flows from financing activities
Proceeds from debt	3,004,000	350,000	—
Payments on debt	(3,146,751)	(540,938)	(727,793)
Distributions to stockholders	(15,007,541)	(12,069,415)	(10,518,312)

Net cash from financing activities	(15,150,292)	(12,260,353)	(11,246,105)

Net change in cash and cash equivalents	5,585,722	1,390,012	8,136,924

Cash and cash equivalents, beginning of year	14,428,267	13,038,255	4,901,331

Cash and cash equivalents, end of year	$20,013,989	$14,428,267	$13,038,255

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$211,293	$234,546	$272,398
Cash paid for taxes	209,400	114,425	88,733
Noncash investing and financing transactions:
Insurance premiums financed through short-term debt	581,106	—	—

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Royal Purple, Inc. (the “Company”) was formed on January 30, 1989 as a Texas S corporation. On September 1, 2000, the corporation was converted to a limited partnership. On June 29, 2007, the limited partnership was converted back into a Texas S corporation. The Company has filed federal tax returns as an S corporation since 1989, including its years as limited partnership. The Company manufactures, packages, and sells synthetic lubricants throughout the United States and, to a lesser extent, worldwide. The Company’s facilities are located in Porter, Texas.

Basis of Presentation — The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). A summary of significant accounting policies applied in preparation of the accompanying financial statements follows.

Use of Estimates — The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, the collectability of accounts receivable and the estimates used when evaluating long-lived assets and intangible assets. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts and useful lives used in depreciation and amortization.

Cash and Cash Equivalents — The Company considers all highly liquid instruments purchased with a maturity date of three months or less to be cash equivalents.

Concentration of Credit Risk — At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

Revenue Recognition — Revenue from the sale of goods is recognized when the product has been delivered to the customer and the risk of loss has been transferred.

Accounts Receivable — The Company extends credit to customers in accordance with normal industry standards and terms. Trade accounts receivable are stated net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay.

Inventories — Inventories, primarily consisting of raw materials and finished goods, are stated at the lower of cost or market, with cost determined using methods that approximate the first-in, first-out method. The Company also evaluates annually the need to reserve for slow moving or obsolete inventory. There were no inventory reserves at December 31, 2011 or 2010.

Property, Plant and Equipment — Property, plant and equipment are stated at cost. Depreciation is expensed using the straight-line method and is based upon the estimated useful lives of the respective assets ranging from 5 to 39 years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments over $10,000 are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

Intangible Assets — Intangible assets consist of various formulations acquired in 2010 from a related party and are amortized using the straight-line method over their estimated useful lives of 15 years.

Accumulated amortization was $30,622 and $2,356 as of December 31, 2011 and 2010, respectively, and amortization expense was $28,266 for 2011, $2,356 for 2010 and $0 for 2009. Amortization expense for intangible assets is expected to be $28,266 annually over their remaining useful lives.

Impairment of Long-Lived Assets and Intangibles — The Company reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount the carrying value of the assets exceeds the fair value of the assets. No impairment charges were recorded in 2011, 2010 or 2009.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

Income and State Taxes — The Company operates as a pass-through entity and is taxed as such for federal income tax purposes. The Company’s taxable income or loss is reported on the income tax returns of its stockholders. Therefore, no provision or liability for federal income taxes is included in these financial statements. The net difference between the owners’ tax basis and reported amounts of the Company’s assets and liabilities was $5,085,204 and $2,754,391 at December 31, 2011 and 2010, respectively, and consisted principally of differences between book and tax depreciation of fixed assets. Uncertain tax positions are recognized in the financial statements only if that position is more-likely-than-not of being sustained upon examination by taxing authorities, based on the technical merits of the position. As of December 31, 2011 and 2010, there are no uncertain tax positions recorded.

The Company files income tax returns the U.S. federal and various state jurisdictions. The Company’s periodic tax returns filed in 2008 and thereafter are subject to examination by taxing authorities in accordance with the normal statutes of limitations in applicable jurisdictions.

State margin tax applies to legal entities conducting business in Texas. The margin tax is based on Texas sourced taxable margin and the tax is calculated by applying a tax rate to a base that considers both revenues and expenses and, therefore, has the characteristics of an income tax. The Company also pays income taxes in the states of Michigan, Louisiana and Washington.

Fair Value of Financial Instruments — The Company’s financial instruments, which require fair value disclosure, consist primarily of cash and cash equivalents, accounts receivable, accounts payable and indebtedness. The carrying values of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of their respective fair values, due to the short maturity of these instruments. The carrying value of the Company’s indebtedness approximates fair value due to its short maturity and variable rate nature.

Taxes Collected from Customers and Remitted to Governmental Authorities — Taxes collected from customers are reported on a net basis.

Advertising Costs — Advertising costs are charged to expense during the period incurred. Advertising expense totaled $4,817,083 for 2011, $4,926,111 for 2010 and $4,134,900 for 2009.

Research and Development Costs — Research and development costs are charged to expense when incurred. The Company expensed $980,270 in 2011, $1,047,801 in 2010 and $881,772 in 2009 of research and development costs, which were primarily related to new product development.

Shipping and Handling Costs — The Company classifies freight billed to industrial customers and sales to automotive customers less than $1,500 as sales revenue and the related freight costs as cost of sales. Freight costs for sales to automotive customers greater than $1,500 are paid by the Company and are reflected as expenses in cost of sales.

Recently Issued Accounting Pronouncements — The Company has implemented all new accounting pronouncements and does not believe that there are any other new accounting pronouncements that have been issued that may have a material impact on its financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures About Fair Value Measurements (“ASU 2010-06”), which amends ASC No. 820, Fair Value Measurements and Disclosures, to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements relating to Level 3 measurements. ASU 2010-06 also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. Effective January 1, 2010, the Company adopted ASU 2010-06. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”). ASU 2011-04 is intended to improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments are of two types: (i) those that clarify the application of existing fair value measurement and disclosure requirements and (ii) those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective for the first reporting period (including interim periods) beginning after December 15, 2011. The Company is currently evaluating the impact of the adoption of ASU 2011-04 on its financial statements.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”), which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of stockholders’ equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. The Company is currently evaluating the impact of the adoption of the guidance on its financial statements.

NOTE 2 — INVENTORIES

The components of inventories at December 31 were as follows:

	2011	2010
Raw materials and supplies	$4,902,064	$4,117,919
Finished goods	8,048,765	6,909,774

Total	$12,950,829	$11,027,693

NOTE 3 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31:

	2011	2010
Buildings	$4,579,031	$4,971,992
Equipment	10,196,900	7,437,230
Furniture and fixtures	227,667	186,155
Vehicles	3,476	107,289
Land	151,085	151,085
Construction in progress	120,951	14,358

	15,279,110	12,868,109
Less: accumulated depreciation	(7,140,230)	(6,243,484)

Property, plant, and equipment, net	$8,138,880	$6,624,625

Depreciation expense was $1,028,826 for 2011, $876,747 for 2010 and $804,995 for 2009. Of these amounts, $553,063, $564,859 and $616,135, respectively, were included in cost of sales.

NOTE 4 — SHORT-TERM DEBT

At December 31, 2011, the Company had a note payable for insurance premiums with a balance of $522,996. This note is payable in monthly installments of $58,072 including interest at 3.22% through September 16, 2012 and secured by unearned premiums.

NOTE 5 — LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

	2011	2010
Bank note of $3,004,000 dated March 17, 2011 maturing March 17, 2016, monthly principal and interest payments of $55,922 including interest at 4.37%, collateralized by real property situated in Montgomery County, Texas.	$2,584,827	$—
Bank note of $1,149,637 dated December 31, 2006, maturing November 21, 2011	—	793,973
Bank note of $2,234,827 dated January 16, 2007 maturing January 16, 2012	—	1,875,495

Total debt	2,584,827	2,669,468
Less: current portion	(567,673)	(906,332)

Long-term debt	$2,017,154	$1,763,136

The Company has an unused $2,500,000 line of credit with a financial institution maturing April 30, 2012 and bearing interest at prime rate with minimum interest at 4%, payable monthly. The line of credit is secured by collateral including all accounts owned and to be acquired, all inventory including finished goods and raw materials, all property and equipment and all general intangibles, if any. No borrowings were outstanding under this line of credit at December 31, 2011 or 2010 and it was not renewed upon its maturity.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

Aggregate annual minimum payments of debt are as follows:

For the Year Ending December 31,	Amount
2012	$567,673
2013	593,662
2014	620,505
2015	648,563
2016	154,424

Total	$2,584,827

NOTE 6 — EMPLOYEE BENEFIT PLANS

The Company maintains a qualified cash and deferred compensation plan under Section 401(k) of the Internal Revenue Code. Under the plan, qualified employees may elect to defer up to 15% of their salary subject to Internal Revenue Service limitations. The Company makes a matching contribution of up to 3% of such employee’s compensation. Company contributions are fully vested after 5 years and totaled $100,822 for 2011, $90,955 for 2010 and $86,123 for 2009.

The Company may also make a profit sharing contribution to qualified employees meeting minimum service requirements. The annual profit sharing contribution, which is reported in general and administrative expense, is determined at the discretion of management and amounted to $1,143,307 in 2011, $865,050 in 2010 and $671,731 in 2009.

The Company awards high performing employees with common stock in accordance with a stock award agreement signed with certain key employees. The Company issued 20,000 common shares, 40,000 common shares, and 45,000 common shares on January 1, 2011, 2010 and 2009, respectively, in accordance with these stock award agreements. The shares were issued at the Company’s estimated fair value, based on assumptions about the variables and estimates market participants might use in pricing the Company’s stock. These agreements also entitle these employees to participate in future distributions in accordance with their respective percentage of ownership at year-end.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Lease Commitments — Future minimum rental commitments under noncancelable leases are:

For the Year Ending December 31,	Amount
2012	$216,316
2013	108,956
2014	33,478
2015	21,529
2016	14,353

Total	$394,632

The Company incurred lease expense totaling $342,354 in 2011, $249,280 in 2010 and $204,323 in 2009 for warehouse storage space and various office equipment.

Purchase Commitment — On July 1, 2010, the Company entered into a purchase commitment with INEOS USA, LLC to purchase seven specific base oil products with minimum and maximum volumes specified for each product from July 1, 2010 through June 30, 2012. The minimum and maximum purchase requirement in pounds for 2012 is 4,120,000 and 7,400,000 respectively.

IT Service Contract — On November 1, 2011, the Company entered into a service contract with MCore, Inc. to provide IT management services, which includes database management, ERP management, hosting services, business and processing services, and contractors to assist with IT related services. Future commitments are as follows:

For the Year Ending December 31,	Amount
2012	$1,307,400
2013	1,307,400
2014	1,307,400
2015	1,089,500

Total	$5,011,700

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

Advertising and Sponsorship Contract — During 2011, the Company entered into various advertising and sponsorship contracts, which include naming rights to Royal Purple Raceway, sponsoring of offshore racing, individual racers, and the Houston Texans. Future commitments are as follows:

For the Year Ending December 31,	Amount
2012	$897,550
2013	888,302
2014	190,000
2015	150,000
2016	150,000
Thereafter	150,000

Total	$2,425,852

The Company has also committed to provide up to $240,500 in products, at cost, to various sponsors and individuals over the next three years.

Litigation — The Company is subject to certain legal proceedings in the ordinary course of business. While the outcome of these legal proceedings cannot be predicted with certainty, the Company does not expect that these proceedings will have a material effect upon its financial condition or results of operations.

NOTE 8 — RELATED PARTY TRANSACTIONS

Amounts due from related parties including stockholders totaled $2,852,355 and $2,927,934 at December 31, 2011 and 2010, respectively.

The Company had a demand note payable due to a stockholder in the amount of $350,000 at December 31, 2011 and 2010, which bears interest at 5%.

In November 2010, the Company acquired various formulations from National Lubricants, Inc., a related party, amounting to $424,000.

During 2009, the Company made purchases in the amount of $651,646 from National Lubricants, Inc.

NOTE 9 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 5, 2012, the date which the financial statements were issued.

In March 2012, the Company made distributions to its stockholders totaling $20,000,000.

On June 5, 2012, the Company and its shareholders entered into a definitive agreement (the “Purchase Agreement”) with Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”) and wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a Delaware limited partnership (the “Partnership”), pursuant to which the Company will be converted into a Delaware limited liability company and Calumet will acquire 100% of the membership interests in the Company at closing. Under the Purchase Agreement, Calumet will acquire the Company for an aggregate cash purchase price of $308 million, plus the value of inventories and certain other working capital of Royal Purple at closing, in each case calculated in accordance with the Company’s audited financial statements and consistent with its past practices. The purchase price is also subject to other customary purchase price adjustments. The transaction is expected to close in July 2012, subject to customary closing conditions and regulatory approvals.

The Company, its shareholders and Calumet have made customary representations and warranties and have agreed to customary covenants in the Purchase Agreement, including the agreement by the Company, subject to certain exceptions, to conduct its business in the ordinary course, to use reasonable efforts to preserve its business organization (except with respect to its conversion from a Texas corporation into a Delaware limited liability company, as discussed above) and to refrain from engaging in certain activities during the period from the execution of the Purchase Agreement to the closing of the transaction.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

The Purchase Agreement contains certain customary termination rights for both the Company, its shareholders and Calumet, including, among others, the right of either party to terminate the Purchase Agreement if, subject to certain exceptions, the transaction is not consummated by July 31, 2012. In the event of a termination of the Purchase Agreement, no party will be required to pay a termination fee. However, in the event either party terminates the Purchase Agreement because of a breach by the other party of any of its obligations, representations, warranties, agreements or covenants, the breaching party may be liable for any and all damages of the terminating party arising from such breach.

ROYAL PURPLE, INC.

BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,300,138	$20,013,989
Accounts receivable
Trade, net of allowance of $141,206, respectively	14,835,445	14,213,833
Inventories	12,235,690	12,950,829
Due from related parties	890	2,852,355
Prepaid expenses	1,954,180	1,138,734

Total current assets	39,326,343	51,169,740

Property, plant, and equipment, net	8,204,028	8,138,880

Intangible assets, net	386,311	393,378
Deposits	13,108	13,108

TOTAL ASSETS	$47,929,790	$59,715,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,783,131	$2,206,608
Accrued liabilities	2,783,147	2,209,158
Short-term debt	348,664	522,996
Current portion of long-term debt	567,673	567,673
Note payable to stockholder	350,000	350,000

Total current liabilities	5,832,615	5,856,435

Long-term debt, net of current portion	1,877,442	2,017,154

Total liabilities	7,710,057	7,873,589

Commitments and contingencies	—	—

Stockholders’ equity
Common stock – no par value; 25,000,000 shares authorized; 15,035,000 shares issued and 14,980,000 shares outstanding, respectively	—	—
Additional paid-in capital	15,155,550	15,155,550
Retained earnings	25,173,827	36,795,611

	40,329,377	51,951,161
Less: cost of 55,000 shares of common stock held in treasury	(109,644)	(109,644)

Total stockholders’ equity	40,219,733	51,841,517
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,929,790	$59,715,106

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2012	2011
	(Unaudited)	(Unaudited)
Net sales	$30,173,419	$24,831,855
Cost of sales	14,794,206	12,201,111

Gross profit	15,379,213	12,630,744

Operating expenses
Selling expenses	4,279,409	4,305,090
General and administrative expenses	2,307,169	1,853,698
Research and development expenses	220,614	158,175

Total operating expenses	6,807,192	6,316,963

Income from operations	8,572,021	6,313,781

Other income (expense)
Interest income	7,170	9,308
Interest expense	(35,338)	(49,831)
Other income	15,327	5,176

Total other expense, net	(12,841)	(35,347)

Income before state taxes	8,559,180	6,278,434

State taxes	180,964	148,928

NET INCOME	$8,378,216	$6,129,506

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Total Stockholders’ Equity
BALANCE AT JANUARY 1, 2011	14,960,000	$15,105,750	$24,874,148	$(109,644)	$39,870,254

Stockholders’ distributions	—	—	(15,007,541)	—	(15,007,541)

Net income	—	—	6,129,506	—	6,129,506

BALANCE AT MARCH 31, 2011 (unaudited)	14,960,000	$15,105,750	$16,996,113	$(109,644)	$30,992,219

BALANCE AT JANUARY 1, 2012	14,980,000	$15,155,550	$36,795,611	$(109,644)	$51,841,517

Stockholders’ distributions	—	—	(20,000,000)	—	(20,000,000)

Net income	—	—	8,378,216	—	8,378,216

BALANCE AT MARCH 31, 2012 (unaudited)	14,980,000	$15,155,550	$25,173,827	$(109,644)	$40,219,733

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2012	2011
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$8,378,216	$6,129,506
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	309,229	244,796
Bad debt expense	19	—
Change in operating assets and liabilities:
Accounts receivable – trade	(621,631)	(5,062,568)
Accounts receivable – other	—	95,097
Inventories	715,139	42,121
Prepaid expenses	(815,446)	(822,555)
Accounts payable	(423,477)	3,991,135
Accrued liabilities	573,989	(10,596)

Net cash from operating activities	8,116,038	4,606,936

Cash flows from investing activities
Advances (to) from related parties	2,851,465	2,927,487
Acquisition of property, plant and equipment	(367,310)	(301,197)

Net cash from investing activities	2,484,155	2,626,290

Cash flows from financing activities
Payments on debt	(314,044)	(53,329)
Distributions to stockholders	(20,000,000)	(15,007,541)

Net cash from financing activities	(20,314,044)	(15,060,870)

Net change in cash and cash equivalents	(9,713,851)	(7,827,644)

Cash and cash equivalents, beginning of year	20,013,989	14,428,267

Cash and cash equivalents, end of year	$10,300,138	$6,600,623

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$35,338	$—
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Royal Purple, Inc. (the “Company”) was formed on January 30, 1989 as a Texas S corporation. On September 1, 2000, the corporation was converted to a limited partnership. On June 29, 2007, the limited partnership was converted back into a Texas S corporation. The Company has filed federal tax returns as an S corporation since 1989, including its years as limited partnership. The Company manufactures, packages, and sells synthetic lubricants throughout the United States and, to a lesser extent, worldwide. The Company’s facilities are located in Porter, Texas.

The unaudited financial statements of the Company as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 included herein have been prepared, without audit. Certain information and disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America (the “U.S.”) have been condensed or omitted, although the Company believes that the following disclosures are adequate to make the information presented not misleading. These unaudited financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations for the interim periods presented. All adjustments are of a normal nature. The results of operations for the three months ended March 31, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. These unaudited financial statements should be read in conjunction with the Company’s financial statements as of and for the year ended December 31, 2011.

NOTE 2 — NEW AND RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210) – Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 will require entities to disclose information about offsetting and related arrangements to enable financial statement users to understand the effect of such arrangements on the balance sheet. Entities are required to disclose both gross information and net information about financial instruments that are either offset in the balance sheet or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset. ASU 2011-11 is effective for the first reporting period beginning after January 1, 2013 and should be applied retrospectively for any period presented. The Company is in the process of evaluating the impact of the adoption of ASU 2011-11 on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”), which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of stockholders’ equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. The Company has no items of comprehensive income.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”). ASU 2011-04 is intended to improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments are of two types: (i) those that clarify the application of existing fair value measurement and disclosure requirements and (ii) those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective for the first reporting period (including interim periods) beginning after December 15, 2011. The adoption of ASU 2011-04 did not have a material impact on the Company’s financial statements.

NOTE 3 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 5, 2012, the date which the financial statements were issued.

On June 5, 2012, the Company and its shareholders entered into a definitive agreement (the “Purchase Agreement”) with Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”) and wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a Delaware limited partnership (the “Partnership”), pursuant to which the Company will be converted into a Delaware limited liability company and Calumet will acquire 100% of the membership interests in the Company at closing. Under the Purchase Agreement, Calumet will acquire the Company for an aggregate cash purchase price of $308 million, plus the value of inventories and certain other working capital of Royal Purple at closing, in each case calculated in accordance with the Company’s audited financial statements and consistent with its past practices. The purchase price is also subject to other customary purchase price adjustments. The transaction is expected to close in July 2012, subject to customary closing conditions and regulatory approvals.

ROYAL PURPLE, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

The Company, its shareholders and Calumet have made customary representations and warranties and have agreed to customary covenants in the Purchase Agreement, including the agreement by the Company, subject to certain exceptions, to conduct its business in the ordinary course, to use reasonable efforts to preserve its business organization (except with respect to its conversion from a Texas corporation into a Delaware limited liability company, as discussed above) and to refrain from engaging in certain activities during the period from the execution of the Purchase Agreement to the closing of the transaction.

The Purchase Agreement contains certain customary termination rights for both the Company, its shareholders and Calumet, including, among others, the right of either party to terminate the Purchase Agreement if, subject to certain exceptions, the transaction is not consummated by July 31, 2012. In the event of a termination of the Purchase Agreement, no party will be required to pay a termination fee. However, in the event either party terminates the Purchase Agreement because of a breach by the other party of any of its obligations, representations, warranties, agreements or covenants, the breaching party may be liable for any and all damages of the terminating party arising from such breach.